                                  SCHEDULE 14A
                                 (Rule 14a-101)

                     INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION

           Proxy Statement Pursuant to Section 14(a) of the Securities
                      Exchange Act of 1934 (Amendment No. )

       Filed by the Registrant [ X ]

       Filed by a party other than the Registrant [ ]

       Check the appropriate box:

 [ ]   Preliminary Proxy Statement          [ ] Confidential, For Use of the
                                                Commission Only (as permitted
 [X]   Definitive Proxy Statement               by Rule 14a-6(e)(2))

 [ ]   Definitive Additional Materials

 [ ]   Soliciting Material Under Rule 14a-12


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                           THE A CONSULTING TEAM, INC.
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                (Name of Registrant as Specified in Its Charter)


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    (Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box):

    [X] No fee required.

    [ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

    (1) Title of each class of securities to which transaction applies:

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    (2) Aggregate number of securities to which transactions applies:

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    (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

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    (4) Proposed maximum aggregate value of transaction:

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    (5) Total fee paid:

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    [ ] Fee paid previously with preliminary materials:

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    [ ] Check box if any part of the fee is offset as provided by Exchange Act
Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

    (1) Amount previously paid:

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    (2) Form, Schedule or Registration Statement No.:

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    (3) Filing Party:

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    (4) Date Filed:

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


                           THE A CONSULTING TEAM, INC.
                              200 PARK AVENUE SOUTH
                            NEW YORK, NEW YORK 10003

                    Notice of Special Meeting of Shareholders

                         To Be Held On January 21, 2003


         On Tuesday, January 21, 2003, The A Consulting Team, Inc., a New York corporation (the "Company"), will hold a Special Meeting of Shareholders at the Company's principal office located at 200 Park Avenue South, Suite 1511, New York, New York 10003. The meeting will begin at 10:00 a.m. local time.

         Only shareholders who owned stock at the close of business on December 20, 2002 can vote at this meeting or any adjournment that may take place. At the meeting we will:

         o Approve an amendment to our Restated Certificate of Incorporation to effect a reverse split of our common stock at a ratio ranging from one-for-four to one-for-nine, and grant the Board of Directors the authority to decide whether to effect the reverse split and, if the Board elects to effect the reverse split, to select a split ratio within this range at its discretion.

         o  Transact any other business properly brought before the Meeting.

         You can find more information about each of these items in the attached Proxy Statement.

         Our Board of Directors recommends that you vote in favor of the proposal outlined in this Proxy Statement.

         We cordially invite all shareholders to attend the Special Meeting in person. However, whether or not you expect to attend the Special Meeting in person, please mark, date, sign and return the enclosed proxy card as promptly as possible in the postage-prepaid envelope provided to ensure your representation and the presence of a quorum at the Special Meeting. If you send in your proxy card and then decide to attend the Special Meeting to vote your shares in person, you may still do so. Your proxy is revocable in accordance with the procedures set forth in the Proxy Statement.


                                       By Order of the Board of Directors,


                                       /s/ Richard D. Falcone
                                       ---------------------------
                                       Richard D. Falcone
                                       Chief Financial Officer


New York, New York
December 26, 2002

                           THE A CONSULTING TEAM, INC.
                              200 PARK AVENUE SOUTH
                            NEW YORK, NEW YORK 10003

                                 PROXY STATEMENT
                                     FOR THE
                         SPECIAL Meeting of SHAREholders
                                JANUARY 21, 2003

         Our Board of Directors is soliciting proxies for a Special Meeting of Shareholders to be held on January 21, 2003. This Proxy Statement contains important information for you to consider when deciding how to vote on the matters brought before the meeting. Please read it carefully.

         The Board set December 20, 2002 as the record date for the meeting. Shareholders of record who owned our common stock, Series A Preferred Stock and/or Series B Preferred Stock on that date are entitled to vote at and attend the meeting, with each share entitled to one vote. The shares of the Series A Preferred Stock and the Series B Preferred Stock will be entitled to vote on an as-converted basis. 8,386,871 shares of common stock, 530,304 shares of Series A Preferred Stock and 41,311 shares of Series B Preferred Stock were outstanding on the record date.

         Voting materials, which include this Proxy Statement and a proxy card, will be mailed to shareholders of record on or about December 26, 2002.

         In this Proxy Statement:

         o "We," "us," "our" and the "Company" refer to The A Consulting Team, Inc.;

         o  "Annual Meeting" means our 2003 Annual Meeting of Shareholders;

         o "Special Meeting" means our Special Meeting of Shareholders to be held on January 21, 2003;

         o "Effective Date" means the date upon which the reverse split will take effect, if at all, which date shall be after (i) the amendement to our Restated Certificate of Incorporation effecting the reverse split is approved by the shareholders of the Company holding a majority of the outstanding shares of our common stock, Series A Preferred Stock (voting on an as-converted basis) and Series B Preferred Stock (voting on an as-converted basis), voting as a single class, (ii) the Board of Directors elects to effect the reverse split, (iii) the Board of Directors selects a specific ratio for the reverse split and (iv) we file the amendment to our Restated Certificate of Incorporation with the New York Department of State;

         o  "Board of Directors" or "Board" means our Board of Directors; and

         o  "SEC" means the Securities and Exchange Commission.

         We have summarized below important information with respect to the Special Meeting.

Time And Place Of The Special Meeting

         The Special Meeting is being held on Tuesday, January 21, 2003 at 10:00 a.m. local time at our principal office located at 200 Park Avenue South, Suite 1511, New York, New York 10003.

         All shareholders who owned shares of our common stock, Series A Preferred Stock and/or Series B Preferred Stock as of December 20, 2002, the record date, may attend the Special Meeting.

Purpose Of The Proxy Statement And Proxy Card

         You are receiving a Proxy Statement and proxy card from us because you owned shares of our common stock, Series A Preferred Stock and/or Series B Preferred Stock on December 20, 2002, the record date. This Proxy Statement describes issues on which we would like you, as a shareholder, to vote. It also gives you information on these issues so that you can make an informed decision.

         When you sign the proxy card, you appoint Shmuel BenTov and Richard D. Falcone as your proxies at the meeting. Shmuel BenTov and Richard D. Falcone will vote your shares, as you have instructed them on the proxy card, at the meeting. Any proxy card which is returned but not marked will be voted FOR the proposal discussed in this Proxy Statement, and as Shmuel BenTov and Richard D. Falcone deem desirable for any other matters that may come before the Meeting. This way, your shares will be voted whether or not you attend the Special Meeting. Even if you plan to attend the meeting it is a good idea to complete, sign and return your proxy card in advance of the Special Meeting just in case your plans change.

Proposals To Be Voted On At The Special Meeting

         You are being asked to vote on the approval of an amendment to our Restated Certificate of Incorporation to effect a reverse split of our issued common stock at a ratio ranging from one-for-four to one-for-nine and to grant the Board of Directors the authority to decide whether to effect the reverse split and, if the Board elects to effect the reverse split, to select a split ratio within this range at its discretion.

         The Board of Directors recommends a vote FOR this proposal.

Voting Procedure

You may vote by mail

         To vote by mail, please sign your proxy card and return it in the enclosed, prepaid and addressed envelope. If you mark your voting instructions on the proxy card, your shares will be voted as you instruct. Any proxy card which is returned but not marked will be voted FOR the proposal discussed in this Proxy Statement, and as Shmuel BenTov and Richard D. Falcone deem desirable for any other matters that may come before the Meeting.

You may vote in person at the meeting.

         We will pass out written ballots to anyone who wants to vote at the meeting. If you hold your shares in street name, you must request a legal proxy from your stockbroker in order to vote at the meeting. Holding shares in "street name" means your shares of stock are held in an account by your stockbroker, bank, or other nominee, and the stock certificates and record ownership are not in your name. If your shares are held in "street name" and you wish to attend the Special Meeting, you must notify your broker, bank or other nominee and obtain the proper documentation to vote your shares at the Special Meeting.

You may change your mind after you have returned your proxy.

         If you change your mind after you return your proxy, you make revoke your proxy at any time before the polls close at the meeting. You may do this by:

         o  filing with the Secretary of the Company a written revocation,

         o  signing another proxy with a later date, or

         o  voting in person at the Special Meeting.

         Any written notice revoking the proxy should be sent to the attention of Richard D. Falcone, Secretary, The A Consulting Team, Inc., 77 Brant Avenue, Clark, New Jersey 07066, telephone: (732) 499-8228.

Multiple Proxy Cards

         If you received more than one proxy card, it means that you hold shares in more than one account. Please sign and return all proxy cards to ensure that all your shares are voted.

Quorum Requirement

         Shares are counted as present at the meeting if the shareholder either:

         o  is present and votes in person at the meeting, or

         o  has properly submitted a proxy card.

         A majority of the outstanding shares of the aggregate of our common stock, Series A Preferred Stock (voting on an as-converted basis) and Series B Preferred Stock (voting on an as-converted basis) as of the record date must be present at the meeting (either in person or by proxy) in order to hold the Special Meeting and conduct business. This is called a "quorum."

Consequences of Not Returning Your Proxy; Broker Non-Votes

         If your shares are held in your name, you must return your proxy (or attend the Special Meeting in person) in order to vote on the proposals. If your shares are held in street name and you do not vote your proxy, your brokerage firm may either:

         o  vote your shares on routine matters, or

         o  leave your shares unvoted.

         Under the rules that govern brokers who have record ownership of shares that are held in "street name" for their clients, brokers may vote such shares on behalf of their clients with respect to "routine" matters (such as the election of directors or the ratification of auditors), but not with respect to non-routine matters (such as a proposal submitted by a shareholder). If the proposals to be acted upon at any meeting include both routine and non-routine matters, the broker may turn in a proxy card for uninstructed shares that vote FOR the routine matters, but expressly states that the broker is not voting on non-routine matters. This is called a "broker non-vote."

         Broker non-votes will be counted for the purpose of determining the presence or absence of a quorum, but will not be counted for the purpose of determining the number of votes cast.

         We encourage you to provide instructions to your brokerage firm by voting your proxy. This ensures that your shares will be voted at the Special Meeting.

Effect Of Abstentions

         Abstentions are counted as shares that are present and entitled to vote for the purposes of determining the presence of a quorum and as votes AGAINST for purposes of determining the approval of any matter submitted to the shareholders for a vote.

Required Vote

         Assuming a quorum is present, the approval of an amendment to our Restated Certificate of Incorporation to effect a reverse split of our issued common stock at a ratio ranging from one-for-four to one-for-nine and the grant to the Board of Directors of the authority to decide whether to effect the reverse split and, if the Board elects to effect the reverse split, to select a split ratio within this range at its discretion, will require the affirmative vote of a majority of the votes cast at the Special Meeting by holders of shares of our common stock, Series A Preferred Stock (voting on an as-converted basis) and Series B Preferred Stock (voting on an as-converted basis), voting as a single class, represented either in person or by proxy entitled to vote at the Special Meeting.

         If there are not sufficient votes to approve the proposal at the time of the meeting, the meeting may be adjourned in order to permit further solicitation of proxies by the Board of Directors. However, no proxy voted against the proposal will be voted in favor of an adjournment or postponement to solicit additional votes in favor of the proposal.

Vote Solicitation; Use Of Outside Solicitors

         Our Board of Directors is soliciting your proxy to vote your shares at the Special Meeting. We will pay for the entire cost of soliciting proxies. In addition to this solicitation by mail, our directors, officers, and other employees may contact you by telephone, Internet, in person or otherwise to obtain your proxy. These persons will not receive any additional compensation for assisting in the solicitation. We will also request brokerage firms, nominees, custodians and fiduciaries to forward proxy materials to the beneficial owners. We will reimburse these entities and our transfer agent for their reasonable out-of-pocket expenses in forwarding proxy material. We have retained Chase Mellon Investor Services to assist in the solicitation. We anticipate paying Chase Mellon Investor Services approximately $5,000 for these services, plus reimbursement for certain out-of-pocket expenses.

Voting Procedures

         Votes cast by proxy or in person at the Special Meeting will be tabulated by a representative of Chase Mellon Shareholder Services, our transfer agent, who will act as the Inspector of Election. The Inspector will also determine whether a quorum is present at the Special Meeting.

         The shares represented by the proxy cards received, properly marked, dated, signed and not revoked, will be voted at the Special Meeting. If the proxy card specifies a choice with respect to any matter to be acted on, the shares will be voted in accordance with that specified choice. Any proxy card which is returned but not marked will be voted FOR the proposal discussed in this Proxy Statement, and as the proxy holders deem desirable, for any other matters that may come before the Meeting. Broker non-votes will not be considered as voting with respect to any matter for which the broker does not have voting authority.

         We believe that the procedures to be used by the Inspector to count the votes are consistent with New York law concerning voting of shares and determination of a quorum.

Publication Of Voting Results

         We will announce preliminary voting results at the Special Meeting. We will publish the final results in our quarterly report on Form 10-Q for the three month period ended March 31, 2003 and/or a current report on Form 8-K, which we will file with the SEC. You can get a copy by contacting our Investor Relations Department at (732) 499-8228 or the SEC at its public reference room at 450 Fifth Street, NW, Washington, DC 20549, or through the SEC's EDGAR system at www.sec.gov.

Other Business

         We do not know of any business to be considered at the Special Meeting other than the proposal described in this proxy statement. However, because we did not receive notice of any other proposals to be brought before the meeting by November 30, 2002, if any other business is properly presented at the Special Meeting, your signed proxy card gives authority to Shmuel BenTov and Richard D. Falcone to vote on such matters at their discretion.

Proposals For 2003 Annual Meeting

         To have your proposal included in our proxy statement for the 2003 Annual Meeting, you must submit your proposal in writing and it must be received by the Company at the address appearing on the first page of this proxy statement by December 31, 2002 in order to be considered for inclusion in our proxy statement and form of proxy relating to that Annual Meeting.

         If you submit a proposal for the 2003 Annual Meeting after December 31, 2002, management may or may not, at their discretion, present the proposal at the meeting, and the proxies for the 2003 Annual Meeting will confer discretion on the management proxy holders to vote against your proposal.

         Shareholders who intend to present a proposal at the 2003 Annual Meeting without inclusion of such proposal in the Company's proxy materials are required to provide notice of such proposals to us no later than March 17, 2003.

                                 PROPOSAL NO. 1

     APPROVAL OF THE AMENDMENT TO OUR RESTATED CERTIFICATE OF INCORPORATION
                  TO EFFECT A REVERSE SPLIT OF OUR COMMON STOCK


General

         On December 10, 2002, the Board unanimously approved and recommended that the shareholders (a) approve an amendment to our Restated Certificate of Incorporation to effect a reverse split of our common stock at a ratio ranging from one-for-four to one-for-nine, and (b) grant authority to the Board of Directors (i) to decide whether to effect the reverse split, and (ii) if the Board decides to effect the reverse split, then to determine, in the discretion of the Board of Directors, which specific ratio shall be included in the amendment to effect the reverse split.

      The form of the amendment to our Restated Certificate of Incorporation to effect the reverse split is attached to this Proxy Statement as Appendix A. The following discussion is qualified in its entirety by the full text of the amendment, which is hereby incorporated by reference.

      Pursuant to the reverse split, as appropriate and depending upon market and other conditions, at the discretion of the Board of Directors, between each four and nine of the outstanding shares of our common stock on the date of the reverse split will be automatically converted into one share of our common stock. The reverse split will not alter the number of shares of common stock authorized for issuance, but will simply reduce the number of shares of common stock issued and outstanding. The reverse split will be effected only upon a determination by the Board of Directors that the reverse split is in the best interest of the Company and its shareholders, and thereupon the Board of Directors will select, at its discretion, the ratio of the reverse split, which will between one-for-four and one-for-nine.

      By approving this proposal, shareholders will approve the amendment to our Restated Certificate of Incorporation reflecting one of the foregoing ratios and authorize our Board of Directors to decide whether to effect the reverse split and, if the Board decides to effect the reverse split, to select which split ratio is appropriate. If the amendment to our Restated Certificate of Incorporation is approved and the Board of Directors elects to file the amendment to our Restated Certificate of Incorporation and effect the reverse split, then the Board of Directors will select one of the ratios and we will insert the selected ratio into the amendment and file the amendment to the Restated Certificate of Incorporation with the New York Department of State. The reverse split will become effective upon the filing of the amendment to our Restated Certificate of Incorporation with the New York Department of State. The Board believes that shareholder approval of granting the Board this discretion over whether to effect the reverse split and, if the Board decides to effect the reverse split, which ratio to select, rather than shareholder approval of a mandatory reverse split and/or a specified ratio, provides the Board with maximum flexibility to react to then-current market conditions and, therefore, is in the best interests of the Company and its shareholders.

Purpose of the Proposed Reverse Split

         Continued Quotation on The Nasdaq SmallCap Market

         The Board of Directors believes that the reverse split is desirable because it will assist the Company in meeting the requirements for continued quotation on The Nasdaq SmallCap Market by helping to raise the market bid price of our common stock. Our common stock is currently quoted on The Nasdaq SmallCap Market. One of the key requirements for continued quotation on The Nasdaq SmallCap Market is that our common stock must maintain a minimum bid price of at least $1.00 per share. Our common stock currently does not meet the $1.00 per share minimum bid requirement. If the minimum bid price for our common stock has not increased to a minimum of $1.00 per share during a current 180-day grace period which expires on February 10, 2003, our common stock could be removed from quotation on The Nasdaq SmallCap Market. In such event, any trading in our common stock would thereafter be conducted in the over-the-counter market on the OTC Electronic Bulletin Board or in the "pink sheets."

         As a result of our common stock being removed from quotation on The Nasdaq SmallCap Market, the liquidity of our common stock could be reduced and coverage of us by security analysts and media could be reduced, which could result in lower prices for our common stock than might otherwise prevail, increased spreads between the bid and asked prices for our common stock and increased transaction costs inherent in trading such shares. Additionally, certain investors will not purchase securities that are not listed on a national exchange or quoted on The Nasdaq Stock Market, which could materially impair our ability to raise funds through the issuance of our common stock or other securities convertible into our common stock.

         In addition, if our common stock were removed from quotation on The Nasdaq SmallCap Market and the trading price of our common stock were to remain below $5.00 per share, trading in our common stock would also be subject to the requirements of certain rules promulgated under the Securities Exchange Act of 1934, as amended, which require additional disclosure by broker-dealers in connection with any trades involving a stock defined as a penny stock (generally, any equity security that is traded other than on a national securities exchange and has a market bid price of less than $5.00 per share, subject to certain exceptions). The additional burdens imposed upon broker-dealers by such requirements could discourage broker-dealers from making a market, seeking or generating interest in our common stock and otherwise effecting transactions in our common stock, which could severely limit the market liquidity of our common stock and the ability of investors to trade our common stock.

      The purpose of the reverse split is to increase the market bid price of our common stock. The Board of Directors intends to effect the reverse split only if it believes that a decrease in the number of shares outstanding is likely to improve the market bid price of our common stock and improve the likelihood that the Company will be allowed to maintain its quotation on The Nasdaq SmallCap Market. If the reverse split is authorized by the shareholders, the Board of Directors will have the discretion to implement the reverse split, or to decide not to effect the reverse split at all. If it decided to effect the split, the Board of Directors would select a split ratio intended to cause the per share trading price of the common stock to reach and maintain a level above $1.00 per share. In determining the appropriate split ratio, the Board of Directors may consider, among other factors:

         o the market bid price of our common stock immediately prior to its determination of the split ratio;

         o the historical fluctuations or patterns in the trading price and volume of our common stock;

         o projections for the Company's financial condition and results of operations in both the short-term and the long-term; and

         o other facts and circumstances the Board may deem relevant to increase the market bid price of our common stock above $1.00 per share.

      If the trading price of the common stock increases before the Special Meeting, the reverse split may not be necessary, or the Board of Directors may determine that such increase in the stock price would necessitate a lower ratio than if the trading price had decreased or remained constant. No further action on the part of the shareholders would be required to either effect or abandon the Reverse Stock Split.

      We believe that following the reverse split would initially help increase the market bid price of our common stock to at least $1.00 per share. However, the effect of a reverse split on the market bid price of our common stock cannot be predicted with any certainty, and the history of similar reverse splits for companies in similar circumstances is varied. There can be no assurance that:

         o the market bid price of our common stock would rise in proportion to the reduction in the number of shares of our common stock outstanding following the reverse split;

         o even if the reverse split will succeeded in initially raising the market bid price of our common stock above $1.00 per share, it would be successful in maintaining the market bid price of our common stock above $1.00 per share for any extended period of time;

         o even if the Company satisfied The Nasdaq SmallCap Market's minimum bid price maintenance standard, the Company would be able to continue to meet The Nasdaq SmallCap Market's other quantitative continued listing criteria; or

         o our common stock would not be delisted by The Nasdaq SmallCap Market for other reasons.

         Additionally, even though the reverse split, by itself, would not impact the Company's assets or prospects, the reverse split could be followed by a decrease in the aggregate market value of our common stock. The market bid price of our common stock may be based also on other factors that may be unrelated to the number of shares outstanding, including our future performance.

         Potential Increased Investor Interest

         The Board of Directors also believes that a higher share price for our common stock may help generate investor interest in the Company. The current low price of our common stock may mean that it does not appeal to brokerage firms that are reluctant to recommend lower priced securities to their clients. Investors may also be dissuaded from purchasing lower priced stocks because the brokerage commissions, as a percentage of the total transaction, tend to be higher for such stocks. Furthermore, various regulations and policies restrict the ability of shareholders to borrow against or "margin" low-priced stock and declines in the stock price below certain levels may trigger unexpected margin calls. Moreover, the analysts at many brokerage firms do not monitor the trading activity or otherwise provide coverage of lower priced stocks. Finally, we believe that most investment funds are reluctant to invest in lower priced stocks. It should be noted that the liquidity of our common stock may be adversely affected by the reverse split, since fewer shares will be outstanding after the reverse split. However, the Board is hopeful that the anticipated higher market bid price will reduce, to some extent, the negative effects on the liquidity and marketability of the common stock inherent in some of the policies and practices of institutional investors and brokerage houses described above.

Potential Effects of Proposed Reverse Split

         General

         After the Effective Date, each holder of our common stock will own a reduced number of shares of our common stock. However, the reverse split will affect all holders of our common stock uniformly and will not affect any shareholder's percentage ownership interests in the Company or proportionate voting power, except to the extent that the reverse split results in any of our shareholders owning a fractional share. In lieu of issuing fractional shares, each holder of our common stock who would otherwise have been entitled to a fraction of a share upon surrender of such holder's certificates will be entitled to receive a cash payment, without interest, determined by multiplying
(i) the fractional share interest to which the holder would otherwise be entitled, after taking into account all shares of common stock then held by the holder, and (ii) the average closing sale price of shares of our common stock for the 10 trading days immediately prior to the Effective Date or, if no such sale takes place on such days, the average of the closing bid and asked prices for such days, in each case as officially reported by The Nasdaq SmallCap Market.

         Effect on Authorized and Outstanding Shares

         The Company currently is authorized to issue a maximum of 30,000,000 shares of our common stock. As of the record date, there were 8,386,871 shares of common stock issued and outstanding. Although the number of authorized shares of common stock will not change as a result of the reverse split, the number of shares of our common stock will be reduced to a number that will be approximately equal to (i) the number of shares of common stock issued and outstanding immediately prior to the Effective Date divided by (i) a number ranging from four to nine, depending on the split ratio selected by the Board.

         The amendment will not change the terms of our common stock. The shares of new common stock will have the same voting rights and rights to dividends and distributions and will be identical in all other respects to the common stock now outstanding. Because no fractional shares of new common stock will be issued, any shareholder who owns fewer than four to nine shares of common stock prior to the reverse split, depending on the split ratio selected by the Board, will cease to be a shareholder of the Company on the Effective Date. We do not anticipate that the reverse stock split will result in any material reduction in the number of holders of common stock. Each shareholder's percentage ownership of the new common stock will not be altered except for the effect of eliminating fractional shares. The common stock issued pursuant to the reverse split will remain fully paid and non-assessable. The reverse split is not intended as, and will not have the effect of, a "going private transaction" covered by Rule 13e-3 under the Securities Exchange Act of 1934, as amended. We will continue to be subject to the periodic reporting requirements of the Securities Exchange Act of 1934, as amended.

         Following the Effective Date, it is not anticipated that the Company's financial condition, the percentage ownership of management, the number of shareholders, or any aspect of the Company's business would materially change as a result of the reverse split.

         Potential Odd Lots

         If approved, the reverse split will result in some shareholders holding less than 100 shares of common stock and as a consequence may incur greater costs associated with selling such shares. Brokerage commissions and other costs of transactions in odd lots may be higher, particularly on a per-share basis than the cost of transactions in even multiples of 100 shares.

         Accounting Matters

         The reverse split will not affect the par value of our common stock. As a result, on the Effective Date of the reverse split, the stated capital on our balance sheet attributable to the common stock will be reduced in proportion to the fraction by which the number of shares of common stock are reduced, and the additional paid-in capital account shall be credited with the amount by which the stated capital is reduced. The per share net income or loss and net book value of our common stock will be retroactively increased for each period because there will be fewer shares of our common stock outstanding.

         Potential Anti-Takeover Effect

         While the Board of Directors believes it advisable to authorize and approve the reverse stock split for the reasons set forth above, the Board is aware that the increase in the number of authorized but unissued shares of common stock may have a potential anti-takeover effect. Our ability to issue additional shares could be used to thwart persons, or otherwise dilute the stock ownership of shareholders seeking to control the Company. The reverse stock split is not being recommended by the Board as part of an anti-takeover strategy.

         Preferred Stock

         The number of shares of Series A Preferred Stock outstanding and the number of shares of Series B Preferred Stock outstanding will not be affected by the reverse split. However, the number of shares of common stock issuable upon conversion of the Series A Preferred Stock and the Series B Preferred Stock will be reduced in proportion to the fraction by which the number of shares of common stock outstanding are reduced as a result of the reverse split.

         Options

         On the Effective Date, all outstanding options will be adjusted to reflect the reverse split. The number of shares of common stock that the holders of outstanding options will may purchase upon exercise of their options will decrease, and the exercise prices of such options will increase, in proportion to the fraction by which the number of shares of common stock underlying such options are reduced as a result of the reverse split, resulting in the same aggregate price being required to be paid as would have been paid immediately preceding the reverse split. The number of shares reserved for issuance pursuant to our Stock Option Plan will be reduced in proportion to the fraction by which the number of shares of common stock underlying such options are reduced as a result of the reverse split.

         Increase of Shares of Common Stock Available for Future Issuance

         Because our authorized common stock will not be reduced, the overall effect will be an increase in our authorized but unissued shares of common stock as a result of the reverse stock split. These shares may be issued by our Board of Directors in its discretion. Any future issuances will have the effect of diluting the percentage of stock ownership and voting rights of the present holders of common stock.

         Summary Table

         The following table shows the effects of, for illustration purposes only, a one-for-four and a one-for-nine reverse split, without giving effect to any adjustments for fractional shares, on our authorized and outstanding shares of common stock, outstanding shares of Series A Preferred Stock, shares of common stock issuable upon conversion of outstanding shares of Series A Preferred Stock, outstanding shares of Series B Preferred Stock, shares of common stock issuable upon conversion of outstanding shares of Series B Preferred Stock, shares of common stock reserved for issuance upon exercise of outstanding options, shares of common stock reserved for issuance upon exercise of options available for future grant under our Stock Option Plan and authorized but unissued and unreserved shares of common stock. Upon authorization by our shareholders, the Board may authorize a reverse split anywhere between the one-for-four and one-for-nine split shown below. The information presented below is as of November 30, 2002, and assumes no changes between November 30, 2002 and the Effective Date.

--------------------------------------------------- ----------------------- ----------------- ----------------
Class of Security                                   Prior to reverse split  One-for-four      One-for-nine
--------------------------------------------------- ----------------------- ----------------- ----------------
Authorized common stock                             30,000,000              30,000,000        30,000,000
--------------------------------------------------- ----------------------- ----------------- ----------------
Outstanding common stock                            8,386,871               2,096,717         931,874
--------------------------------------------------- ----------------------- ----------------- ----------------
Series A Preferred Stock                            530,304                 530,304           530,304
--------------------------------------------------- ----------------------- ----------------- ----------------
Common stock issuable upon conversion of Series A   530,304                 132,576           58,922
Preferred Stock
--------------------------------------------------- ----------------------- ----------------- ----------------
Series B Preferred Stock                            41,311                  41,311            41,311
--------------------------------------------------- ----------------------- ----------------- ----------------
Common stock issuable upon conversion of Series B   41,311                  10,327            4,590
Preferred Stock
--------------------------------------------------- ----------------------- ----------------- ----------------
Common stock issuable upon exercise of              963,484                 240,871           107,096
outstanding options
--------------------------------------------------- ----------------------- ----------------- ----------------
Common stock reserved for issuance upon exercise    256,641                 64,160            28,515
of options available for future grant
--------------------------------------------------- ----------------------- ----------------- ----------------
Common stock authorized but unissued and            19,821,389              27,455,349        28,869,003
unreserved
--------------------------------------------------- ----------------------- ----------------- ----------------

Procedure for Effecting Reverse Split and Exchange of Stock Certificates

         If the reverse split is approved by our shareholders, the reverse split would become effective at such time, if any, as the Board of Directors determines to effect the reverse split, selects a split ratio and we file the amendment to our Restated Certificate of Incorporation with the New York Department of State. Upon the Effective Date, all the old common stock will be converted into new common stock as set forth in the amendment.

         As soon as practicable after the Effective Date, shareholders will be notified that the reverse split has been effected. Our transfer agent will act as exchange agent for purposes of implementing the exchange of stock certificates. We refer to such person as the "exchange agent." Holders of pre-reverse split shares will be asked to surrender to the exchange agent certificates representing pre-reverse split shares in exchange for certificates representing post-reverse split shares in accordance with the procedures to be set forth in a letter of transmittal to be sent by us. No new certificates will be issued to a shareholder until such shareholder has surrendered such shareholder's outstanding certificate(s) together with the properly completed and executed letter of transmittal to the exchange agent. SHAREHOLDERS SHOULD NOT DESTROY ANY STOCK CERTIFICATE AND SHOULD NOT SUBMIT ANY CERTIFICATES UNTIL REQUESTED TO DO SO. Shareholders whose shares are held by their stockbroker do not need to submit old share certificates for exchange. These shares will automatically reflect the new quantity of shares based on the final ratio for the reverse split. Beginning on the Effective Date, each certificate representing pre-reverse split shares will be deemed for all corporate purposes to evidence ownership of post-reverse split shares.

Fractional Shares

         We will not issue fractional certificates for post-reverse split shares in connection with the reverse split. In lieu of issuing fractional shares, each holder of common stock who would otherwise have been entitled to a fraction of a share upon surrender of such holder's certificates will be entitled to receive a cash payment, without interest, determined by multiplying (i) the fractional share interest to which the holder would otherwise be entitled, after taking into account all shares of common stock then held by the holder, and (ii) the average closing sale price of shares of common stock for the 10 trading days immediately prior to the Effective Date or, if no such sale takes place on such days, the average of the closing bid and asked prices for such days, in each case as officially reported by The Nasdaq SmallCap Market. As a result, any shareholder who owns fewer than four to nine shares of common stock prior to the reverse split, depending on the split ratio selected by the Board, will cease to be a shareholder of the Company on the Effective Date.

No Dissenter's or Appraisal Rights

         Under the New York Business Corporation Law, our shareholders are not entitled to dissenter's or appraisal rights with respect to our proposed amendment to our Restated Certificate of Incorporation to effect the reverse split and we will not independently provide our shareholders with any such rights.

Federal Income Tax Consequences of the Reverse Split

         The following discussion is a summary of certain federal income tax consequences of the reverse split to the holders of common stock. This discussion is based on the Internal Revenue Code of 1986, as amended, regulations, rulings and decisions in effect on the date hereof, all of which are subject to change (possibly with retroactive effect) and to differing interpretations. This discussion is for general information purposes only and the tax treatment of a shareholder may vary depending upon the particular facts and circumstances of such shareholder. In addition, this discussion does not address all aspects of federal income taxation that may be relevant to holders in light of their particular circumstances or to holders who may be subject to special tax treatment, including without limitation, holders of warrants, holders who are dealers in securities, foreign persons, insurance companies, tax-exempt organizations, banks, financial institutions, broker-dealers, holders who hold common stock as part of a hedge, straddle, conversion or other risk reduction transaction, or who acquired the common stock pursuant to the exercise of compensatory stock options or otherwise as compensation. The following discussion also does not address the tax consequences of the reverse split under foreign, state or local tax laws. Accordingly, each shareholder should consult his or her tax adviser to determine the particular tax consequences to him or her of a reverse split, including the application and effect of federal, state, local and/or foreign income tax and other laws.

         Generally, a reverse split will not result in the recognition of gain or loss for federal income tax purposes (except to the extent of cash received in lieu of fractional shares). The adjusted basis of the new shares of common stock (including the fractional share for which cash is received) will be the same as the adjusted basis of the common stock exchanged for such new shares. The holding period of the new, post-reverse split shares of the common stock resulting from implementation of the reverse split will include the shareholder's respective holding periods for the pre-reverse split shares. A shareholder who receives cash in lieu of a fractional share of new common stock generally will recognize taxable gain or loss equal to the difference, if any, between the amount of cash received and the portion of the shareholder's aggregate adjusted tax basis in the shares of old common stock allocated to the fractional share. If the shares of old common stock allocated to the fractional shares were held by the shareholder as capital assets, the gain or loss resulting from the payment of cash in lieu of the issuance of a fractional share will be taxed as capital gain or loss. Such capital gain or loss will be short term if the pre-reverse split shares were held for one year or less and long term if held more than one year.

Recommendation of the Board:


            THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR PROPOSAL 1.

           STOCK OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

         The following table sets forth, as of November 30, 2002, certain information regarding the beneficial ownership of our common stock, Series A Preferred Stock and Series B Preferred Stock by (i) each of our directors, (ii) certain executive officers, (iii) all such directors and officers as a group, and (iv) each person known by us to own beneficially more than 5% of the outstanding stock of each class of our voting stock. As of November 30, 2002, 8,386,871 shares of common stock, 530,304 shares of Series A Preferred Stock and 41,311 shares of Series B Preferred Stock were outstanding. Unless otherwise indicated in the table below, each person or entity named below has an address in care of our principal office.

----------------------- ----------------------------- ------------------------------ ------------------------------
    Title of Class          Name of Shareholder           Amount And Nature of            Percentage of Class
                                                        Beneficial Ownership (1)
----------------------- ----------------------------- ------------------------------ ------------------------------
Common                  Mr. Shmuel BenTov, Chief      4,037,804 (2)                  45.17%
                        Executive Officer,
                        President and Chairman
----------------------- ----------------------------- ------------------------------ ------------------------------
Common                  Mr. Piotr Zielczynski         536,749 (3)                    6.40%
----------------------- ----------------------------- ------------------------------ ------------------------------
Common                  Mr. Sanjeev Welling           536,749 (4)                    6.40%
----------------------- ----------------------------- ------------------------------ ------------------------------
Common                  Mr. William P. Miller,        96,906 (5)                     1.16%
                        Director
----------------------- ----------------------------- ------------------------------ ------------------------------
Common                  Mr. Richard D. Falcone,       58,667 (6)                     *
                        Chief Financial Officer
----------------------- ----------------------------- ------------------------------ ------------------------------
Common                  Mr. Michael Prude, Chief      43,125 (7)                     *
                        Technology Officer
----------------------- ----------------------------- ------------------------------ ------------------------------
Common                  Mr. Robert E. Duncan,         16,102                         *
                        Director
----------------------- ----------------------------- ------------------------------ ------------------------------
Common                  Mr. Steven S. Mukamal,        28,125 (8)                     *
                        Director
----------------------- ----------------------------- ------------------------------ ------------------------------
Common                  Mr. Reuven Battat, Director   3,125 (9)                      *
----------------------- ----------------------------- ------------------------------ ------------------------------
Common                  Mr. Joseph E. Imholz,         0 (10)                         *
                        former Director
----------------------- ----------------------------- ------------------------------ ------------------------------
Common                  All current directors and     4,283,854 (11)                 47.36%
                        executive officers as a
                        group (7 persons)
----------------------- ----------------------------- ------------------------------ ------------------------------
Series A Preferred      Mr. Shmuel BenTov, Chief      530,304                        100%
Stock                   Executive Officer,
                        President and Chairman
----------------------- ----------------------------- ------------------------------ ------------------------------
Series A Preferred      All directors and executive   530,304                        100%
Stock                   officers as a group (1
                        person)
----------------------- ----------------------------- ------------------------------ ------------------------------
Series B Preferred      Mr. Yossi Vardi (12)          41,311                         100%
Stock
----------------------- ----------------------------- ------------------------------ ------------------------------

(1) As used in the tables above, "beneficial ownership" means the sole or shared power to vote or direct the voting or to dispose or direct the disposition of any security. A person is deemed to have "beneficial ownership" of any security that such person has a right to acquire within 60 days of November 30, 2002. Any security that any person named above has the right to acquire within 60 days is deemed to be outstanding for purposes of calculating the ownership of such person but is not deemed to be outstanding for purposes of calculating the ownership percentage of any other person. Unless otherwise noted, each person listed has the sole power to vote, or direct the voting of, and power to dispose, or direct the disposition of, all such shares.

(2) Includes: (i) an aggregate of 109,822 shares of common stock owned by Mr. BenTov's two minor children, for whom he acts as custodian; (ii) 15,000 shares of common stock owned by Mr. BenTov's spouse; (iii) 22,500 shares of common stock issuable upon exercise of currently exercisable options; and (iv) 530,304 shares of common stock currently issuable upon conversion of 530,304 shares of Series A Preferred Stock.

(3) Based upon a Schedule 13G filed with the SEC on August 21, 2002. Mr. Zielczynski's address is 33 Glen Rock Road, Cedar Grove, New Jersey 07009.

(4) Based upon a Schedule 13G filed with the SEC on August 21, 2002. Mr. Welling's address is 31 Winding Brook Way, Edison, New Jersey 08820.

(5) Includes 80,804 shares owned by a corporation of which Mr. Miller serves as an officer and a director, over which Mr. Miller may be deemed to have voting and/or investment power. Mr. Miller disclaims beneficial ownership of such shares.

(6) Includes 56,667 shares of common stock issuable upon exercise of options that are either currently exercisable or exercisable within 60 days of November 30, 2002.

(7) Consists of 43,125 shares of common stock issuable upon exercise of options that are either currently exercisable or exercisable within 60 days of November 30, 2002.

(8) Consists of 3,125 shares of common stock issuable upon exercises of options that are currently exercisable and 25,000 shares over which Mr. Mukamal exercised investment power.

(9) Consists of 3,125 shares of common stock issuable upon exercise of options that are currently exercisable.

(10) Mr. Imholz ceased being a director of the Company as of May 23, 2002. Mr. Imholz's address is 3 Painted Bunting Lane, Savannah, Georgia 31411-3026.

(11) Includes 128,542 shares of common stock issuable upon exercise of options that are either currently exercisable or exercisable within 60 days of November 30, 2002 and 530,304 shares issuable upon conversion of Series A Preferred Stock.

(12) Mr. Vardi's address is 12 Shamir Street, Tel Aviv 69693, Israel.

*        Indicates less than 1%.


            INTERESTS OF CERTAIN PERSONS IN MATTERS TO BE ACTUED UPON

         None.

                                     PROXIES

         It is important that the proxies be returned promptly and that your shares be represented. Shareholders are urged to mark, date, execute and promptly return the accompanying proxy card in the enclosed envelope.



                                       By Order of the Board of Directors,

                                       /s/ Richard D. Falcone

                                       Richard D. Falcone
                                       Chief Financial Officer



New York, New York
December 26, 2002

                                   Appendix A

                            CERTIFICATE OF AMENDMENT
                                     OF THE
                                    RESTATED
                          CERTIFICATE OF INCORPORATION
                                       OF
                           THE A CONSULTING TEAM, INC.

            (Pursuant to Section 805 of the Business Corporation Law)


         The A Consulting Team, Inc., a New York corporation (the
"Corporation"), hereby certifies as follows:

1. The current name of the Corporation is "The A Consulting Team, Inc." The name under which the Corporation was originally formed was "Software Ben-Tov, Inc."

2. The certificate of incorporation of Software Ben-Tov, Inc. was filed by the Department of State of the State of New York on February 16, 1983, amended on April 26, 1983, restated on August 4, 1997, further restated on June 18, 2001, further amended on August 9, 2002, and further amended on November 11, 2002.

3. The certificate of incorporation, as amended and restated, is hereby further amended by the addition of a new Article IV, Section (a)(4) (set forth below) effecting a reverse stock split:

         "(4) Immediately upon the filing of this Certificate of Amendment with the Department of State of the State of New York, each [_____ ( )] shares of the issued and outstanding shares of Common Stock of the Corporation shall thereby and thereupon automatically be combined into one (1) validly issued, fully paid and nonassessable share of Common Stock of the Corporation (the "Reverse Stock Split"). No scrip or fractional shares will be issued by reason of the Reverse Stock Split. In lieu thereof, cash shall be distributed to each shareholder of the Corporation who would otherwise have been entitled to receipt of a fractional share and that the amount of cash to be distributed shall be based upon the average closing sale price of a share of Common Stock on The Nasdaq SmallCap Market for the ten (10) trading days immediately prior to the effective date of this Certificate of Amendment, or if no such sale takes place on such days, the average of the closing bid and asked prices for such days, in each case as officially reported by Nasdaq."

4. This Amendment was duly adopted in accordance with Section 803 of the Business Corporation Law of the State of New York by the Board of Directors of the Corporation at a telephonic meeting of the Board of Directors of the Corporation and by the requisite number of shareholders of the Corporation at a meeting of the shareholders of the Corporation.

         IN WITNESS WHEREOF, the Corporation has caused this Certificate of Amendment of the Restated Certificate of Incorporation to be signed as of the ___th day of ______________, 200___, by its [__________________], who hereby affirms and acknowledges, under penalty of perjury, that this Certificate is the act and deed of the Corporation and that the facts stated herein are true.



                                          THE A CONSULTING TEAM, INC.


                                          By:
                                              -------------------------------
                                              Name:
                                              Title:

                           THE A CONSULTING TEAM, INC.

                    PROXY SOLICITED BY THE BOARD OF DIRECTORS

         The undersigned hereby appoints Shmuel BenTov, Chief Executive Officer, President and Chairman, and Richard D. Falcone, Chief Financial Officer, of The A Consulting Team, Inc., a New York corporation (the "Company") as proxy for the undersigned, with full power of substitution, for and in the name of the undersigned to act for the undersigned and to vote, as designated below, all of the shares of common stock, $0.01 par value per share, all of the shares of Series A Preferred Stock, $0.01 par value per share, and all of the shares of Series B Preferred Stock, $0.01 par value per share, of the Company that the undersigned is entitled to vote at the Special Meeting of Shareholders of the Company, to be held on January 21, 2003, at 10:00 a.m. (local time), at the offices of The A Consulting Team, Inc., 200 Park Avenue South, Suite 1511, New York, New York 10003 and at any adjournments or postponements thereof, in accordance with the directions as follows with respect to the following matters:

         This proxy, when properly executed, will be voted in the manner directed herein or, if no direction is given, this proxy will be voted for Proposal 1.



                                See Reverse Side


 ------------------------------------------------------------------------------
                           /\ FOLD AND DETACH HERE /\

            THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR PROPOSAL 1.

            Please mark your votes as indicated in this example |X|.


                                                  FOR       AGAINST     ABSTAIN

1.   To approve an amendment to our Restated      |_|         |_|          |_|
Certificate of Incorporation to effect a reverse split of our outstanding shares of common stock at a ratio ranging from one-for-four to one-for-nine, and to grant the Board of Directors authority to decide whether to effect the reverse split and, if the Board elects to effect the reverse split, to select a split ratio this range at its discretion.


2. In their discretion, the proxies are authorized to vote upon such other matters as may properly come before the meeting.


Signature                     Name                          Date


----------------------        ----------------------        --------------------



NOTE: Please sign exactly as the name appears on this card. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by president or other authorized officer. If a partnership, please sign in partnership name by authorized person.


          ------------------------------------------------------------
                           /\ FOLD AND DETACH HERE /\